EXHIBIT 10.34

                              SETTLEMENT AGREEMENT

      This Settlement Agreement (the "Settlement Agreement") is entered into as of this 3rd day of October, 2001, by and between OmniCorder Technologies, Inc., a Delaware corporation with its principal place of business at 25 East Loop Road, Stony Brook, New York ("OmniCorder"), and Dr. Michael Anbar, an individual residing at 145 Deer Run Road, Amherst, New York ("Anbar").

      WHEREAS, OmniCorder has filed, inter alia, a Summons With Notice, Amended Summons and a Complaint for a permanent injunction, declaratory judgment and damages and an Order to Show Cause and Motion for a Preliminary Injunction with the Supreme Court of the State of New York, County of Suffolk, encaptioned OmniCorder Technologies, Inc. v. Dr. Michael Anbar, Index No. 01-06729 (the "Action"), requesting the Court to enjoin and restrain Anbar, his agents, employees, attorneys and any other persons acting on his behalf from: terminating, attempting to terminate, or otherwise interfering with the exclusive license of OmniCorder to use certain patented cancer screening technology;

      WHEREAS, Anbar has filed, inter alia, affidavits, a Memorandum of Law in Opposition to Plaintiff's Motion for a Preliminary Injunction, as well as an Answer and an Amended Answer to Plaintiff's Summons and Complaint, together with Counterclaims against OmniCorder (collectively, the "Answer and Counterclaims"); and

      WHEREAS, the parties hereto now desire to settle and dispose of the Action and the Answer and Counterclaims (the Action and the Answer and Counterclaims are hereinafter referred to collectively as the "Action") solely to avoid the costs and inconvenience associated with litigation, and without any admission of fault or liability.

      NOW THEREFORE, in consideration of the execution of this Settlement Agreement and the mutual promises contained herein, the parties hereto agree as follows:

      1. Continued Effect of Option Agreement to Purchase Exclusive License to Use Patent Rights. The parties hereto hereby agree that the Option Agreement to Purchase Exclusive License to Use Patent Rights dated March 19, 1997, as heretofore amended and supplemented by the Amendments dated July 23, 1997 and September 13, 1997, and the Letter Agreement dated March 19, 1998 (collectively, the "License Agreement"), is, and shall remain in full force and effect as of the date hereof, except as certain of the terms thereof shall have been expressly modified by this Settlement Agreement and that OmniCorder has duly exercised its right to purchase, and has in fact purchased, the License defined and referred to therein.

      2. Withdrawal of Notice of Termination with Prejudice; Mutual Releases. Anbar hereby irrevocably withdraws the Notice of Termination, dated February 28, 2001, and irrevocably waives and relinquishes any and all claims, or right to claim, that OmniCorder breached the terms of, or otherwise defaulted in any of its obligations under the License Agreement for, upon or by reason of any matter, cause or thing whatsoever, whether known or unknown, from the beginning of the world through and including the date hereof, including, but not limited to, any and all of the matters identified in the Notice of Termination or that certain letter dated June 30, 2000 from Lauren Rachlin, Esq. to OmniCorder. It is specifically agreed and understood that the foregoing release shall not, nor is it intended to, release OmniCorder from its obligation to pay to Anbar the Royalty due under the License Agreement on February 1, 2002 for DAT Breast Cancer Screening Systems installed by OmniCorder during the year ended December 31, 2001 or any future rights of Anbar which may arise in his capacity as a shareholder of OmniCorder. In this regard, Anbar acknowledges and agrees that the License Agreement does not afford him any pre-emptive rights or any other guarantee that he will remain a 20% shareholder of OmniCorder, and OmniCorder acknowledges that Anbar currently holds 1,320,000 shares, or 14.42% of the outstanding shares of common stock of OmniCorder, being the only class of stock outstanding.

      OmniCorder hereby irrevocably releases and relinquishes any and all claims or right to claim, that Anbar breached the terms of or otherwise defaulted in any of his obligations under the License Agreement for, upon or by reason of any matter, cause or thing whatsoever, whether known or unknown from the beginning of the world through and including the date hereof.

      3. Satisfaction of Section TWO Obligations. Subject to the provisions of Paragraph 5 hereof, the parties hereto hereby irrevocably agree that OmniCorder has complied with all of its obligations under Section "TWO: OTHER GOOD AND VALUABLE CONSIDERATION" ("Section TWO") of the License Agreement which were required to be performed by OmniCorder through and including the date hereof, including, without limitation, all funds to be provided and spent under the GRANT (as defined in the License Agreement) and all property and equipment referred to therein. The parties hereby also further agree that the provisions of such Section TWO shall have no further force or effect. As such, Anbar hereby irrevocably waives any and all obligations of OmniCorder which could have conceivably arisen under such Section TWO from and after the date hereof, including, without limitation, any and all obligations which could have arisen under subparagraphs 4 and 5 thereof.

      4. Payment for each DAT Breast Cancer Screening System. For purposes of clarity and the avoidance of any future disputes between the parties hereto relating to the License Agreement, the parties hereto agree that for the purposes of determining whether the $300 fee contemplated by Section ONE of the License Agreement is due and payable in respect of any installed DAT Breast Cancer Screening System (the "System"), the term "a client's site" as used in the License Agreement shall mean and refer to only those installations at which OCT derives any revenues from payments made to it by the user of the System at such installation, and shall in no event include or refer to any installations of the System for research, System testing, charitable purposes or any purposes other than breast cancer or diabetes screening. The parties further agree that OmniCorder shall, together with any such annual Royalty, provide Anbar with a Royalty report setting forth, in reasonable, verifiable detail, the basis for the calculation of the Royalty due to Anbar.

      5. Transfer of Equipment to School of Medicine. OmniCorder hereby irrevocably sells, assigns and transfers, as is, to the School of Medicine, SUNY-Buffalo, all of its right, title and interest in and to the one infra-red camera, one temperature calibration unit and one macro lens heretofore provided to Anbar. Anbar will, on reasonable notice, during business hours, at a mutually convenient time, within 10 days of the date hereof, make available for inspection by and delivery to OmniCorder's designated representatives in Buffalo the second infra-red camera, the temperature calibration unit and the 50 mm lens, all of which were provided to Anbar by OmniCorder under the Grant. Anbar represents and warrants to OmniCorder that to the best his knowledge such equipment is in working order. As used in the foregoing sentence, the phrase "working order" shall mean that such equipment functions in substantial compliance with its specifications. If OmniCorder's designated representatives determine in good faith that the equipment is not in "working order," then such designated representatives shall have the right to substitute for such equipment, which is not in "working order," a like item of equipment hereinabove designated as equipment to be transferred to the School of Medicine. In the event of such substitution, the School of Medicine shall take title to the equipment previously provided to Anbar other than the equipment selected for substitution by OmniCorder, if any; title to the remaining group of the equipment, including that selected for substitution by OmniCorder, shall reside with OmniCorder.

      6. Exclusive Bases to Terminate License. In order to limit any future disputes between the parties relating to the License Agreement, the parties hereto agree that notwithstanding anything to the contrary set forth in the License Agreement, the sole and exclusive bases under which Anbar may in the future seek to terminate the License Agreement by reason of an alleged future default by OmniCorder under same shall be by reason of either: (1) the failure by OmniCorder to pay the $300 fee for each complete DAT Breast Cancer Screening System installed at a client site contemplated by Section ONE of the License Agreement, as amended and clarified by Section 4 of this Settlement Agreement;
(2) the abandonment of License by OmniCorder as contemplated by Section FOUR of the License Agreement; (3) the failure of OmniCorder to permit Anbar to inspect its books and records, in accordance with Section TEN of the License Agreement; or (4) OmniCorder's breach of its obligation to hold harmless and indemnify Anbar, in accordance with the second to last paragraph of the License Agreement, in respect of any third party claims which may arise as a result of OmniCorder's use of the System as a medical screening device. Anbar acknowledges and agrees that OmniCorder has no obligation to indemnify him in respect of his use of the System.

      Notwithstanding anything to the contrary contained in the License Agreement, any and all other future alleged defaults of the License Agreement, however arising, on any other legal, factual or other basis, are hereby irrevocably waived by Anbar as being a basis for terminating the License Agreement. By this waiver, Anbar, however, does not in any respect waive his future right to enforce any or all of his rights under the License Agreement; but rather he waives only the right to use any such other alleged defaults as a basis for seeking the termination of the License Agreement.

      In addition, Anbar irrevocably agrees that in the event of any alleged default by reason of: (1) a failure to pay the $300 fee; (2) the abandonment of the License; (3) the failure of OmniCorder to permit Anbar to inspect its books and records in accordance with Section TEN of the License Agreement; or (4) the breach of the obligation to hold harmless and indemnify Anbar, in accordance with the second to last paragraph of the License Agreement, all as above contemplated, Anbar shall provide OmniCorder with written notice of such default and an opportunity to cure same for a period of no less than 45 days after receipt of such notice of default. Moreover, Anbar further irrevocably waives any right to unilaterally terminate the License Agreement should any such alleged default continue beyond said 45 day cure period; rather the parties irrevocably agree to arbitrate their dispute with respect to any such alleged default in accordance with the procedures set forth in Section 7 hereof, granting to the arbitrator the sole and exclusive right to determine whether or not the alleged default has, in fact, occurred. If OmniCorder determines in good faith that a default shall not have occurred and the arbitrator finds in favor of Anbar, OmniCorder shall be afforded a reasonable opportunity to cure same following such decision (the "2nd Cure Period"). If the arbitrator finds that a default did occur and that OmniCorder lacked a reasonable basis for taking the action or omitting to take an action that resulted in the default, then OmniCorder shall pay Anbar's reasonable attorney's fees and disbursements incurred in connection with such arbitration; if the arbitrator finds that a default did not occur and that Anbar lacked a reasonable basis for claiming such default, then Anbar shall pay OmniCorder's reasonable attorney's fees and disbursements incurred in connection with such arbitration; in all other cases the parties shall bear their respective attorneys fees and disbursements. While any such arbitration proceeding is continuing and until the expiration of the 2nd Cure Period, the License Agreement shall remain in full force and effect.

      7. Arbitration. Any dispute, controversy or claim arising out of or in connection with this Settlement Agreement, or the License Agreement shall be determined and settled by binding arbitration in the following County in the State of New York conducted by the American Arbitration Association (the "AAA") in accordance with the then existing commercial arbitration rules, regulations, practices and procedures of the AAA: Erie County for all arbitrations commenced by Anbar and Suffolk County for all arbitrations commenced by OmniCorder; provided, however, that all arbitrations involving a dispute pertaining to the jurisdiction of or a determination by the Sub-Committee (as defined in paragraph 9 hereof), shall be commenced only in Suffolk County. The arbitration proceedings shall be conducted before a single arbitrator who will be selected by agreement of the parties from a list provided by the AAA. If the parties cannot agree upon the selection of an arbitrator, a neutral arbitrator shall be appointed by the AAA from a list of arbitrators acceptable to OmniCorder and Anbar. No action of law or suit in equity based upon any claim arising out of or related to this Settlement Agreement shall be instituted in any court except (i) an action to compel arbitration pursuant to this paragraph; (ii) an action to enforce the arbitration award rendered in accordance with this paragraph; or
(iii) an action brought in aid of arbitration pursuant to Article 75 of New York's Civil Practice Law and Rules. Any decision rendered by the arbitrator shall be final, conclusive and binding upon the parties to the arbitration and may be enforced by the judgment and order of the Supreme Court of the State of New York, and the parties hereto hereby waive any objection to such jurisdiction or venue in any such proceeding commenced in such court. Except as hereinbefore provided, OmniCorder and Anbar will each pay one-half of the arbitrator's fees.

      8.  OmniCorder's  Right  to  Sub-License.  Section  "NINE:  SUB-LICENSING"
("Section NINE") of the License Agreement is hereby amended to read in its entirety as follows:

      "SPONSOR has the right to sub-license the LICENSE to any and all parties freely and without restriction, except that if SPONSOR shall seek to sub-license the LICENSE to any present or former officer or director of SPONSOR, or any affiliate thereof, then the terms and conditions of such sub-license shall be on terms no less favorable to SPONSOR than could be obtained by unaffiliated third parties. In addition, any sub-license to such related party shall not be effected unless it is approved by a majority of SPONSOR's disinterested directors. SPONSOR acknowledges and agrees that SPONSOR's obligation to pay the Royalty Fee due to SCIENTIST under SECTION ONE above shall accrue to SCIENTIST in respect of any DAT Breast Cancer Screening System ("System") installed at client sites by reason of any sub-licenses and that all sub-license agreements shall include a provision obligating the sub-licensee to report any and all Systems installed at client sites of the SPONSOR or the sub-licensee which report shall be made to SCIENTIST by SPONSOR with payment of the requisite Royalty Fee, annually on February 1st of each year. SPONSOR shall send to Anbar a copy of each sub-license agreement upon its execution."

      9. Right to Use Patent. OmniCorder hereby grants to Anbar a non-exclusive, non-transferable, world-wide, perpetual, royalty-free license to use the patent previously transferred by Anbar to OmniCorder pursuant to the License Agreement for his research purposes only and not for commercialization. In this regard, Anbar agrees that in advance of applying for any research grant or third-party funding for work under the patent, he will first provide OmniCorder with written notice of such intent and if OmniCorder advises him in writing within 14 days thereof that it intends to seek the same source of funding, Anbar will refrain from seeking such funding. Anbar further agrees that he will not publish or disclose in any manner the results of any such research under the patent to any third party other than pursuant to the following procedure. Anbar will first disclose the results, together with all other related information necessary to make an informed decision, to a three-person subcommittee of OmniCorder's Scientific Advisory Board (the "Sub-Committee"), initially consisting of Ruth Rosenblatt, Lawrence Schwartz and George Demetri. Anbar covenants and agrees to use his best efforts to accelerate the Sub-Committee's review process and to accede to any reasonable request of the Sub-Committee in connection therewith. If a majority of such Sub-Committee members agree with the scientific merit of Anbar's results or are unable to reach a decision as to whether or not they agree with the scientific merit of his results within 30 days after receiving a copy of such results, together with the necessary related information contemplated above, Anbar may proceed, if he so desires, to disclose and/or publish his results in a scientific journal or at a scientific forum. If a majority of such Sub-Committee members do not agree with the scientific merit of his results, Anbar shall not publish or otherwise disclose in any manner the results of such research. In the event that any of the Sub-Committee members are unable or otherwise decline to serve in that capacity in the future, a replacement Sub-Committee member, who shall not be a consultant to or employee of OmniCorder, shall be chosen by the remaining Sub-Committee members from OmniCorder's Scientific Advisory Board, subject to OmniCorder's and Anbar's consent, which will not be unreasonably withheld or delayed. If Anbar violates the non-disclosure provisions of this Section 9, OmniCorder shall have the right to terminate the license herein granted to Anbar. Anbar hereby represents and warrants to OmniCorder that there are four (4) scientific articles currently in the process of being published by him regarding the patent referred to above and that none of such articles mention OmniCorder, its officers, directors or employees, the License or its products. As a courtesy to OmniCorder, Anbar agrees to provide OmniCorder with copies of these articles as soon as they are published. Based solely on such representation and covenant, OmniCorder agrees that the publication of such articles shall not constitute a violation of Anbar's obligations under this Section 9.

      10. No Disparaging Statements. Anbar, on the one hand, and OmniCorder, including its officers, directors, employees and agents, on the other, agree not to libel, slander or defame each other, or anyone associated with them. With respect to the association with Anbar, OmniCorder agrees not to refer to Anbar as anything but a founding scientist and/or shareholder.

      11. Withdrawal of all Actions. Simultaneously with the execution of this Settlement Agreement, the parties hereto shall execute a stipulation with a "so ordered" endorsement (the "Stipulation") to be signed and entered by the Court, forthwith. A copy of this Settlement Agreement shall be annexed to the Stipulation. The Stipulation and this Settlement Agreement shall be construed and interpreted as one document for all purposes. The Court's "so ordered" endorsement of the Stipulation shall be deemed its approval of this Settlement Agreement. The Stipulation also shall contain provisions dismissing with prejudice and without costs the parties' causes of action and counterclaims, including those counterclaims which have been dismissed, in the Action. Anbar shall withdraw all Notices of Appeal which he has filed in the Action. The parties hereto represent and warrant that they shall not initiate or file any litigation, complaint, cause of action, claim, counterclaim or cross-claim against each other which has as its basis the facts and/or the causes of action or counterclaims alleged in the Action.

      12. Modification. No modification, variation, addition to or amendment of this Settlement Agreement and no waiver of any right under this Settlement Agreement shall be of any force or effect unless in writing and duly executed by all parties to this Settlement Agreement.

      13. Legal Fees. The parties hereto agree that all legal fees and other expenses incurred in connection with the Action and this Settlement Agreement shall be paid by the party incurring such expenses.

      14. Headings. The headings of the sections herein are for convenience of reference only and are not to be considered in construing this Settlement Agreement.

      15. Severability. If any provision of this Settlement Agreement is deemed invalid or unenforceable by a competent court of law, that invalidity or unenforceability shall not affect any other provision of this Settlement Agreement and the rest of the Settlement Agreement shall nevertheless remain in full force and effect as though the invalid or unenforceable provision was not contained in the original Settlement Agreement.

      16. Notices. All notices, requests, demands and other communications hereunder shall be hand-delivered (with written receipt therefore) or sent by U.S. certified mail, return receipt requested, or by a reputable overnight carrier to the following:

            (a)   Any notice to OmniCorder shall be addressed as follows:

                  Mr. Mark Fauci
                  OmniCorder Technologies, Inc.
                  25 East Loop Road
                  Stony Brook, New York  11790

            with a copy to:

                  Hank Gracin, Esq.

                  Lehman & Eilen LLP
                  50 Charles Lindbergh Boulevard, Suite 505
                  Uniondale, New York  11553

            (b)   Any notice to Anbar shall be addressed as follows:

                  Dr. Michael Anbar
                  145 Deer Run Road
                  Amherst, New York  14221

            with a copy to:

                  Lauren D. Rachlin, Esq.
                  Kavinoky & Cook, LLP
                  120 Delaware Avenue
                  Buffalo, New York  14202

      17. Entire Agreement. This Settlement Agreement, along with the License Agreement, as modified by this Settlement Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements, negotiations and understandings between them pertaining to the subject matter thereof, except that the following four agreements shall also remain in full force and effect:
(i) the Stockholders' Agreement among OmniCorder, Dr. Anbar and other OmniCorder stockholders; (ii) the Confidentiality Agreement between OmniCorder and Dr. Anbar; (iii) the Stock Purchase Agreement between OmniCorder and Dr. Anbar; and
(iv) the Purchaser's Questionnaire completed by Dr. Anbar. This Settlement Agreement may not be modified except by a writing signed by all parties. Nothing in this Settlement Agreement shall, or is intended to, effect the rights of the State University of New York at Buffalo under whatever agreements it has with OmniCorder.

      18. Counterparts. This Settlement Agreement may be executed in fax counterparts, each of which shall be deemed an original for all purposes and both of which shall together constitute one and the same instrument. This Settlement Agreement and the rights of the parties hereto shall be construed according to the internal laws of the State of New York without regard to conflict of laws. The terms of this Settlement Agreement shall be deemed severable.

      19. Binding Impact. This Settlement Agreement shall bind and inure to the benefit of the parties, their respective affiliates, subsidiaries, predecessors, successors, assigns, agents, officers, directors, shareholders, employees and legal representatives, and for any other partnerships, corporations, sole proprietorships or other entities owned or controlled by any of them.


OMNICORDER TECHNOLOGIES, INC.

By: /s/ Mark Fauci                          /s/ Michael Anbar
    ------------------------                --------------------------
    Mark Fauci                              Dr. Michael Anbar
    President